     As filed with the Securities and Exchange Commission on June 29, 1995.
                                                        Registration No. 33-____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                               BANCORPSOUTH, INC.
             (Exact name of registrant as specified in its charter)

               Mississippi                              64-0659571
         (State or other juris-                      (I.R.S. Employer
        diction of incorporation                    Identification No.)
            or organization)

                             One Mississippi Plaza
                           Tupelo, Mississippi  38801

                             (Address of Principal
                               Executive Offices)
                                   (Zip Code)
                                 (601) 680-2000

                              --------------------

                               BANCORPSOUTH, INC.
                           1994 STOCK INCENTIVE PLAN,
                      1995 NON-QUALIFIED STOCK OPTION PLAN
                          FOR NON-EMPLOYEE DIRECTORS,
                            AND ACQUISITION OPTIONS
                            (Full title of the plan)

                                                Copies To:

       Aubrey Burns Patterson                   Theodore W. Lenz, Esq.
       Chairman and Chief                       Waller Lansden Dortch & Davis
       Executive Officer                        Nashville City Center
       BancorpSouth, Inc.                       511 Union Street, Suite 2100
       One Mississippi Plaza                    Nashville, Tennessee  37219-1760
       Tupelo, Mississippi  38801

       (Name and address of agent for service)

                              --------------------

                                 (601) 680-2000
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

===========================================================================================================
         Title of                               Proposed maximum      Proposed maximum
      securities to          Amount to be      offering price per    aggregate offering       Amount of
      be registered           registered              share                 price          registration fee
- -----------------------------------------------------------------------------------------------------------
  Common stock, par
  value $2.50 per
  share (1)                  51,104 shares       $23.51 (2)              $ 1,201,455            $  414
- -----------------------------------------------------------------------------------------------------------
  Common Stock, par
  value $2.50 per
  share (3)                 498,000 shares       $39.50 (4)              $19,671,000            $6,783
- -----------------------------------------------------------------------------------------------------------
  TOTAL:                    549,104 shares             --                    --                 $7,197
===========================================================================================================

(1) Represents 15,000 shares reserved for issuance at $34.25/share under the 1994 Stock Incentive Plan, 12,000 shares reserved for issuance at $37.50/share under the 1995 Non-Qualified Stock Option Plan for Non-Employee Directors, and 24,104 shares reserved for issuance at $9.871/share under written options assumed by BancorpSouth in connection with a negotiated acquisition.
(2)      Represents average exercise price of outstanding options.
(3) Represents 214,000 shares and 84,000 shares which have been reserved for issuance pursuant to future grants of stock options under the 1994 Stock Incentive Plan and the 1995 Non-Qualified Stock Option Plan For Non-Employee Directors, respectively, and 200,000 shares reserved for stock options assumed in the future in connection with negotiated acquisitions.
(4) Estimated pursuant to Rule 457(c), solely for the purposes of calculating the registration fee, on the basis of the average high and low prices of BancorpSouth, Inc. Common Stock on June 23, 1995 as reported on the NASDAQ National Market System.

Prospectus


                               BANCORPSOUTH, INC.

                                 549,104 SHARES
                                  COMMON STOCK
                               ($2.50 PAR VALUE)


         This Prospectus has been prepared for use by certain affiliates ("Selling Shareholders") of BancorpSouth, Inc. (the "Company") in connection with the resale of up to an aggregate of 549,104 shares of common stock, par value $2.50 per share (the "Common Stock"), which may be issued to such Selling Shareholders upon the exercise, subsequent to the date of this reoffer prospectus, of stock options granted under the Company's 1994 Stock Incentive Plan or 1995 Non-Qualified Stock Option Plan for Non-Employee Directors and written stock options previously granted to employees and directors of acquired companies which are assumed by the Company in connection with the negotiated acquisitions of the acquired companies. See "Selling Shareholders."


         This Prospectus may only be used in conjunction with a supplement which contains the names of the Selling Shareholders and the amount of shares of Common Stock to be reoffered by them.


         None of the proceeds from the sale of the shares by the Selling Shareholders will be received by the Company. The Company will bear all expenses (other than underwriting discounts and selling commissions, and fees and expenses of counsel and other advisors to the Selling Shareholders) in connection with the registration of the shares being offered by the Selling Shareholders.


                              --------------------


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                              --------------------





                 The date of this Prospectus is June 29, 1995.

                             AVAILABLE INFORMATION


         The Company has filed a Registration Statement (the "Registration Statement") on Form S-8, including any amendments thereto with the Securities and Exchange Commission (the "Commission") with respect to the Common Stock. This Prospectus and any accompanying Supplement do not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or as previously filed with the Commission and incorporated herein by reference. For further information with respect to the Company and the Common Stock, reference is made to the Registration Statement, exhibits and schedules. A copy of the Registration Statement may be inspected by anyone without charge at the Commission's principal office at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part thereof may be obtained from the Commission upon payment of certain fees prescribed by the Commission.

          The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549, as well as the following Commission Regional
Offices: New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048; and Chicago Regional Office, 500 West Madison Street, 14th Floor, Chicago, Illinois 60601-2511. Copies can be obtained by mail at prescribed rates. Requests should be directed to the Commission's Public Reference Section, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549.


                      DOCUMENTS INCORPORATED BY REFERENCE

         The following documents filed with the Commission by the Company (File Number 0-10826) pursuant to the Exchange Act are incorporated by reference into this Prospectus:

         (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1994;

         (2) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995;

         (3)  The Company's Current Report on Form 8-K filed June 16, 1995; and

         (4) The Company's Proxy Statement relating to the Annual Meeting of Shareholders held on April 25, 1995.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus shall be deemed to be incorporated by reference into this Prospectus. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. A COPY OF THESE DOCUMENTS IS AVAILABLE, WITHOUT CHARGE, UPON REQUEST FROM CATHY M. ROBERTSON, CORPORATE SECRETARY, BANCORPSOUTH, INC., ONE MISSISSIPPI PLAZA, TUPELO, MISSISSIPPI 38801, (601) 680-2000.


                               TABLE OF CONTENTS

                                                                                                     Page
                                                                                                     ----
Available Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

Documents Incorporated by Reference . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

The Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4

Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6

Selling Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6

Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7

Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7

                                  THE COMPANY

                 The Company is a Mississippi corporation, a bank holding company and a savings and loan holding company, with commercial banking operations in Mississippi and Tennessee, and savings and loan operations in Mississippi. The principal executive offices of the Company are located at One Mississippi Plaza, Tupelo, Mississippi 38801, and its telephone number is (601) 680-2000.

SUPERVISION AND REGULATION

                 The Company is a bank holding company registered under the Bank Holding Company Act ("BHCA") and is subject to supervision by the Board of Governors of the Federal Reserve System (the "Federal Reserve") and the Federal Reserve Bank of St. Louis. The Company is also a savings and loan holding company registered under the Savings and Loan Holding Company Act ("SLHCA"), and is subject to supervision by the Office of Thrift Supervision ("OTS") and the periodic reporting requirements of the OTS. Bank of Mississippi ("BOM") and Volunteer Bank ("Volunteer"), which are subsidiaries of the Company, are Mississippi and Tennessee state banks, respectively, and are subject to regulation by the banking regulatory agency in their respective state. The deposits of each of the Company's subsidiaries are insured by the Federal Deposit Insurance Corporation ("FDIC") and therefore each is subject to examination by the FDIC.

                 Federal Reserve. The Company is required to file periodic reports and such additional information as the Federal Reserve may require pursuant to the BHCA. The Federal Reserve may also examine the Company and its subsidiaries.

                 The BHCA requires Federal Reserve approval before the Company may acquire substantially all the assets of any bank if by the acquisition the Company would own or control more than 5% of the voting shares of the bank, or for a merger or consolidation with another bank holding company. The Company may, however, engage in or acquire an interest in a company that engages in activities which the Federal Reserve has determined by regulation or order to be so closely related to banking or managing or controlling banks as to be properly incident thereto.

                 The Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") amended provisions of the BHCA to specifically authorize the Federal Reserve to approve an application by a bank holding company to acquire control of a savings association. FIRREA also authorized a bank holding company that controls a savings association to merge or consolidate the assets and liabilities of the savings association with, or transfer assets and liabilities to, any subsidiary bank which is a member of the Bank Insurance Fund ("BIF") with the approval of the appropriate federal banking agency and the Federal Reserve Board. The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") further amended the BHCA to permit federal savings associations to acquire or be acquired by any insured depository institution. As a result of these provisions, there have been a number of acquisitions of savings associations by bank holding companies and other financial institutions in recent years.

                 The Federal Reserve has adopted a risk-based capital adequacy assessment system for bank holding companies. Assets are weighted by a risk factor and a ratio is calculated by dividing qualifying capital by the risk-weighted assets. Tier I capital generally includes common stock and retained earnings. Total capital is comprised of Tier I capital and Tier II capital, which includes certain allowances for loan losses, certain subordinated debt and perpetual preferred stock.

                 The Company is a legal entity which is separate and distinct from its subsidiaries. Federal law restricts extensions of credit by its subsidiaries to the Company or its affiliates. Dividends to stockholders of the Company may be paid only from dividends paid to the Company by its subsidiaries.

                 CRA. The Community Reinvestment Act of 1977 ("CRA") and its implementing regulations are intended to encourage regulated financial institutions to meet the credit needs of their local community or communities, including low and moderate income neighborhoods, consistent with the safe and sound operation of such financial institutions. The regulations provide that the appropriate regulatory authority will assess CRA reports in connection with applications for establishment of domestic branches, acquisition of banks or mergers involving bank holding companies.

                 FDIC. Deposits in each of the Company's subsidiaries are insured by the FDIC and, pursuant to provisions of the Federal Deposit Insurance Act ("FDIA"), any FDIC-insured subsidiary of the Company can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC in connection with the default of a commonly controlled FDIC-insured subsidiary or any assistance by the FDIC to any commonly controlled FDIC-insured subsidiary in danger of default.

                 FDICIA. FDICIA implemented a number of provisions applicable to insured banks and bank holding companies. Federal bank regulatory agencies are required to establish standards for safety and soundness of banks and bank holding companies relating to internal controls and audit systems, loan documentation, credit underwriting, interest rate risk exposure, asset growth and compensation. FDICIA also requires bank holding companies to guarantee compliance with any capital restoration plans entered into by a subsidiary bank and the FDIC. The activities of insured state banks, including non-subsidiary equity investment, are generally limited under the FDICIA to those permitted for national banks. FDICIA also requires regulations by federal banking agencies establishing minimum loan to value ratios for all real estate mortgage and construction loans. The FDICIA also requires regulations to limit risks posed by an insured bank's "exposure" to another bank. Exposure includes extension of credit, purchases of securities issued by the other bank or acceptance of securities issued by the other bank as collateral for an extension of credit. Regulations pursuant to FDICIA limit such exposure.

                 Interstate Banking. In September 1994, the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 ("IBBEA") was enacted. Beginning September 29, 1995, IBBEA permits adequately capitalized and managed bank holding companies to acquire control of banks in states other than their home states, subject to federal regulatory approval, without regard to whether such a transaction is prohibited by the laws of any state. IBBEA permits states to continue to require that an acquired bank have been in existence for a certain minimum time period, which may not exceed five years. A bank holding company may not, following an interstate acquisition, control more than 10% of the nation's total amount of bank deposits or 30% of bank deposits in the relevant state (unless the state enacts legislation to raise the 30% limit). States retain the ability to adopt legislation to effectively lower the 30% limit. Beginning June 1, 1997, federal banking regulators may approve merger transactions involving banks located in different states, without regard to laws of any state prohibiting such transactions; except that, mergers may not be approved with respect to banks located in states that, prior to June 1, 1997, enacted legislation prohibiting mergers by banks located in such state with out-of-state institutions. Federal banking regulators may permit an out-of-state bank to open new branches in another state if such state has enacted legislation permitting interstate branching. Affiliated institutions are authorized to accept deposits for existing accounts, renew time deposits, and close and service loans for affiliated institutions without being deemed an impermissible branch of the affiliate.

                 OTS. The Company is a unitary savings and loan holding company subject to regulatory oversight by the OTS. As such, the Company is required to register and file periodic reports with the OTS and is subject to regulation and examination by the OTS. As a federally-chartered savings association, Laurel Federal Savings and Loan Association ("Laurel Federal"), a subsidiary of the Company, is subject to extensive regulation by the OTS. Laurel Federal must file reports with the OTS concerning its activities and financial condition, in addition to obtaining regulatory approvals prior to entering into certain transactions such as mergers with or acquisitions of other savings institutions. The regulatory structure gives the OTS extensive discretion in connection with its supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of adequate loan loss reserves for regulatory purposes.

                 State Banking Regulation. BOM is subject to supervision, regulation and examination by the Mississippi Department of Banking and Consumer Finance. Volunteer is subject to supervision, regulation and examination by the Tennessee Department of Financial Institutions. State regulations in Mississippi and Tennessee relate to such matters as loans, mortgages, consolidations, required reserves, allowable investments, issuance of securities, payment of dividends, establishment of branches, filing of periodic reports and other matters affecting the business of BOM and Volunteer.


                                USE OF PROCEEDS

                 The Company will not receive any proceeds from the sale of shares of the Company's Common Stock by the Selling Shareholders.


                              SELLING SHAREHOLDERS

                 The issuance of shares of Common Stock upon exercise of options granted under the Company's 1994 Stock Incentive Plan (the "Incentive Plan") or the 1995 Non-Qualified Stock Option Plan for Non-Employee Directors (the "Directors' Plan") and upon exercises of written options previously granted to employees and directors of acquired companies which are assumed by the Company in connection with negotiated acquisitions of the acquired companies (collectively, the "Plans") after June 29, 1995, has been registered under the Securities Act of 1933 (the "Securities Act") by a Registration Statement on Form S-8. This Prospectus is to be used in connection with any resales by persons who may be considered "affiliates" of the Company within the meaning of the Securities Act, of the Company's Common Stock acquired upon the exercise of such options after that date.

                 At the date of this Prospectus the Company does not know the names of persons who intend to resell shares of Common Stock of the Company acquired upon the exercise of options granted under of the Plans. The Selling Shareholders will be either (a) employees or executive officers of the Company or its subsidiaries or directors of the Company's subsidiaries who have been or may be granted options under the Incentive Plan, (b) non-employee directors of the Company who have been or may be granted options under the Directors' Plan or (c) former directors and/or executive officers of companies acquired by the Company. Each of these persons may be considered "affiliates" of the Company within the meaning of the Securities Act. The Company will supplement the Prospectus with the names of the Selling Shareholders and the amount of shares of Common Stock to be reoffered by them as that information becomes known.

                 The shares may be offered by the Selling Shareholders from time to time in transactions in the over-the-counter market through the NASDAQ National Market System, in negotiated transactions, through the writing of options on the shares, or a combination of such methods of sale, at prices related to prevailing market prices, or at negotiated prices. The Selling Shareholders may effect such transactions by selling the shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the shares for which such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).


                                 LEGAL MATTERS

                 The validity of the shares of the Company's Common Stock offered hereby will be passed upon for the Company by Waller Lansden Dortch & Davis, Nashville, Tennessee. Waller Lansden Dortch & Davis will rely upon the opinion of Riley, Ford, Caldwell & Cork, P.A., Tupelo, Mississippi, with respect to certain matters of Mississippi law. Frank A. Riley, a stockholder in the firm of Riley, Ford, Caldwell & Cork, P.A., is a director of the Company and the beneficial owner of 15,806 shares of the Company's Common Stock.


                                    EXPERTS

                 The consolidated financial statements of BancorpSouth, Inc. and subsidiaries as of December 31, 1994 and 1993 and for each of the years in the three-year period ended December 31, 1994, incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1994 have been incorporated herein by reference in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.


                              --------------------


                 NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING HEREIN CONTAINED AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING SHAREHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF ANY OFFER TO BUY, THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT

IS UNLAWFUL TO MAKE AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT ANY INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

            II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT.

ITEM 3.          INCORPORATION OF DOCUMENTS BY REFERENCE.

                 The following documents filed with the Commission (File Number 0-10826) by the Company are incorporated herein by reference as of the dates thereof:

                 (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1994;

                 (2) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995;

                 (3) The Company's Current Report on Form 8-K filed June 16, 1995; and

                 (4) The Company's Proxy Statement relating to the Annual Meeting of Shareholders held April 25, 1995.

                 All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 ("Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

                 Any statements contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which is also incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute part hereof except as so modified or superseded.


ITEM 4.          DESCRIPTION OF SECURITIES.

                 The Company has authorized 500 million shares of Common Stock, $2.50 par value.

DIVIDEND RIGHTS

                 Holders of outstanding shares of Common Stock are entitled to receive such dividends, if any, as may be declared by the Board of Directors of the Company, in its discretion, out of funds legally available therefor.

VOTING RIGHTS

                 Holders of Common Stock are entitled to one vote per share on all matters to be voted on by the stockholders of the Company, including the election of directors, and do not have cumulative voting rights. Under the Mississippi Business Corporation Act, an affirmative vote of the majority of the stockholders present at a meeting is sufficient in order to take most stockholder actions. Certain extraordinary actions require greater percentages of affirmative stockholder votes, including an increase, without a recommendation by the Board of Directors of such increase, in the maximum number of members of the Board of Directors of the Company or an amendment or repeal of the anti-takeover provision described below.

LIQUIDATION RIGHTS

                 In the event of the liquidation of the Company, the holders of Common Stock are entitled to receive pro rata any assets distributed to stockholders with respect to their shares, after payment of all debts and payments to holders of preferred stock of the Company, if any.

PREEMPTIVE RIGHTS

                 Holders of Common Stock have no right to subscribe to additional shares of capital stock that may be issued by the Company.

CERTAIN ANTI-TAKEOVER PROVISIONS

                 The Company's Restated Articles of Incorporation, as amended, generally require the affirmative vote of the holders of 80% of the outstanding shares of Common Stock to approve (i) a merger or consolidation of the Company with, or (ii) a sale, exchange or lease of all or substantially all of the assets (as defined in the Restated Articles of Incorporation) of the Company to any person or entity, unless such transaction is approved by the Board of Directors of the Company.

                 The Restated Articles of Incorporation of the Company also require the affirmative vote of the holders of 80% of the outstanding shares of the Common Stock, and the affirmative vote of the holders of 67% of the shares of Common Stock held by stockholders other than a Controlling Party (as defined below), for the approval or authorization of any merger, consolidation, sale, exchange or lease of all or substantially all of the assets of the Company if such transaction involves any stockholders "owning or controlling" 20% or more of the Common Stock outstanding at the time of the proposed transaction (a "Controlling Party"). The terms "owning or controlling" are not defined in the Company's Restated Articles of Incorporation. Management of the Company assumes that such term would be interpreted in accordance with the meaning of the term "beneficial ownership" under the Exchange Act; however, it is uncertain how such terms would be construed under the laws of the State of Mississippi or whether such terms would encompass the possession of a revocable proxy to direct the vote of shares of Common Stock. However, that these voting requirements are not applicable in transactions in which: (a) the cash or fair market value of the property, securities or other consideration to be received (which includes Common Stock retained by the Company's existing stockholders in a transaction in which the Company is the surviving entity) per share by holders of Common Stock in such transaction is not less than the highest per share price (with appropriate adjustments for recapitalizations, stock splits, stock dividends and distributions) paid by the Controlling Party in the acquisition of any of its holdings of the Common Stock in the three years preceding the announcement of the proposed transaction, or (b) the transaction is approved by a majority of the Board of Directors of the Company.

                 Neither of these provisions of the Restated Articles of Incorporation may be repealed or amended except by the affirmative vote of 80% of the total voting power of the Company.

BANCORPSOUTH COMMON STOCK PURCHASE RIGHTS

                 Following stockholder approval of a Shareholder Rights Plan in April 1991, the Company issued one common stock purchase right (a "Right") for each issued and outstanding share of Common Stock. Each Right attaches to and trades with each share of Common Stock; provided, however, that the Rights will separate from the Common Stock and be distributed upon the occurrence of certain events, including the acquisition of or tender for 20% or more of the outstanding shares of Common Stock by any person (an "Acquiring Person") or if the Board of Directors of the Company determines that a person beneficially owning 10% or more of the outstanding shares of Common Stock has become an "Adverse Person," as defined in the Shareholder Rights Plan.

                 In the event that a person becomes an Acquiring Person or is declared an Adverse Person by the Board of Directors of the Company, then each Right will entitle the holder thereof to purchase one share of Common Stock at 50% of the then current market price, subject to adjustments as described in the Shareholder Rights Plan. At any time after the aforementioned events, the Board of Directors of the Company may exchange each Right for one share of Common Stock, subject to adjustment as described in the Shareholder Rights Plan. If an Acquiring Person effects certain transactions with the Company, including a merger, share exchange, or transfer of over 50% of the Company's assets or earning power, then each Right shall entitle the holder thereof to purchase a share of common stock of the Acquiring Person at 50% of the then current market price for such common stock. Shares of Common Stock owned by an Acquiring Person or Adverse Person will not be entitled to exercise the Rights as set forth above.

                 The Rights are redeemable at $.01 per Right at any time prior to the close of business on the tenth day after the public announcement that a person has become an Acquiring Person or been declared an Adverse Person by the Board of Directors of the Company. The Rights are not exercisable until the expiration of the applicable ten day period, and the Rights will expire at the close of business on April 24, 2001, unless earlier redeemed. The Board of Directors of the Company is entitled to interpret the provisions of the Shareholder Rights Plan, which may be amended in certain respects by the Board of Directors of the Company at any time.


ITEM 5.          INTERESTS OF NAMED EXPERTS AND COUNSEL.

                 The legality of the shares of Common Stock which may be purchased under the Plans have been passed upon for the Company by Waller Lansden Dortch & Davis, Nashville, Tennessee. Waller Lansden Dortch & Davis will rely upon the opinion of Riley, Ford, Caldwell & Cork, P.A., Tupelo, Mississippi, with respect to certain matters of Mississippi law. Frank A. Riley, a stockholder in the firm of Riley, Ford, Caldwell & Cork, P.A., is a director of the Company, is eligible to participate in the 1995 Non-Qualified Stock Option Plan for Non-Employee Directors, and is the beneficial owner of 15,806 shares of the Company's Common Stock.

ITEM 6.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                 A.  Restated Articles of Incorporation and Bylaws.

                 The Company's Restated Articles of Incorporation provide that it will indemnify, and upon request advance expenses to, any person (or his estate) who was or is a party to any legal proceeding because he is or was a director, officer or employee of the Company, or is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another corporation, partnership, or other entity, against any liability incurred in that proceeding (A) to the full extent permitted by the Mississippi Business Corporation Act (the "Mississippi Corporation Act"), and
(B) despite the fact that such person did not meet the standard of conduct specified in the Mississippi Corporation Act or would be disqualified for indemnification under that Act, if a determination is made that (i) the person seeking indemnity is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances, and (ii) his acts or omissions did not constitute gross negligence or willful misconduct. A request for reimbursement or advancement of expenses prior to final disposition of the proceeding must be accompanied by an undertaking to repay the advances if it is ultimately determined that he did not meet the requisite standard of conduct but it need not be accompanied by an affirmation that the person seeking indemnity believed he has met the standard of conduct.

                 The Company's Bylaws provide that it will indemnify officers and directors who are a party to any legal proceeding because he is or was an officer or director of the Company against any expenses or awards in connection therewith if he acted in good faith and in a manner he reasonably believed to be in the best interest of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The Company also will indemnify officers and directors who are a party to any derivative suit with respect to the Company because that person is or was an officer or director of the Company, against expenses incurred in connection with that action unless he is found to have acted without good faith and without that degree of care, diligence and skill which ordinarily prudent men would exercise in similar circumstances and in like positions, unless, despite such finding of liability, the court determines that he is entitled to indemnity. The Bylaws also provide that the Company may (i) advance to the officer or director the expenses incurred in defending a proceeding upon receipt of an undertaking that he will repay amounts advanced unless it ultimately is determined that he is entitled to be indemnified, and (ii) purchase and maintain insurance on behalf of an officer or director against any liability arising out of his acting as such.

                 B.  Mississippi Business Corporation Act.

                 In addition to the foregoing provisions of the Company's Restated Articles of Incorporation and Bylaws, directors, officers, employees and agents of the Company and its subsidiaries may be indemnified by the Company pursuant to Sections 79-4-8.50 through 79-4-8.58 of the Mississippi Business Corporation Act.

                 C.  Insurance.

                 The Company maintains and pays premiums on an insurance policy on behalf of its officers and directors against liability asserted against or incurred by such persons in or arising from their capacity as such.

                 D.       Securities and Exchange Commission Policy On
Indemnification.

                 Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.


ITEM 7.          EXEMPTION FROM REGISTRATION CLAIMED.

                 Inapplicable.


ITEM 8.          EXHIBITS.

 5.              Opinion of Waller Lansden Dortch & Davis.

 23(a).          Consent of KPMG Peat Marwick LLP.

 23(b).          Consent of Waller Lansden Dortch & Davis(1).

 24.             Power of Attorney (included on page II-7).

 99(a).          1994 Stock Incentive Plan.(2)

 99(b).          1995 Non-Qualified Stock Option Plan for Non-Employee
                 Directors(2)


ITEM 9.          UNDERTAKINGS.

                 (a)  The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;





- --------------------

     (1) The consent of Waller Lansden Dortch & Davis is included in their opinion filed as Exhibit 5.

     (2) Incorporated by reference to Company's Proxy Statement relating to the Annual Meeting of Shareholders held April 25, 1995.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                 Provided, however, that paragraphs 1(i) and 1(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                 (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 (b) The undersigned registrant undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tupelo, State of Mississippi, on June 28, 1995.

                                  BANCORPSOUTH, INC.


                                  By: /s/ Aubrey Burns Patterson
                                      -----------------------------
                                          Aubrey Burns Patterson
                                          Chairman and Chief
                                          Execurive Officer


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Aubrey Burns Patterson, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ Aubrey Burns Patterson                 Chairman and Chief                        June 28, 1995
- --------------------------                 Executive Officer
Aubrey Burns Patterson                     (Principal Executive
                                           Officer) and Director

/s/ L. Nash Allen, Jr.                     Treasurer (Principal                      June 28, 1995
- --------------------------                 Financial and Accounting
L. Nash Allen, Jr.                         Officer)


/s/ S. H. Davis                            Director                                  June 28, 1995
- ----------------------------
S. H. Davis


/s/ Hassell H. Franklin                    Director                                  June 28, 1995
- ----------------------------
Hassell H. Franklin


                                           Director                                  June __, 1995
- ----------------------------
J. Louis Griffin, Jr.


/s/ W. G. Holliman, Jr.                    Director                                  June 28, 1995
- ----------------------------
W. G. Holliman, Jr.


/s/ A. Douglas Jumper                      Director                                  June 28, 1995
- ----------------------------
A. Douglas Jumper


/s/ Turner O. Lashlee                      Director                                  June 28, 1995
- ----------------------------
Turner O. Lashlee


/s/ Alan W. Perry                          Director                                  June 28, 1995
- ----------------------------
Alan W. Perry


/s/ Frank A. Riley                         Director                                  June 28, 1995
- ----------------------------
Frank A. Riley


/s/ Travis E. Staub                        Director                                  June 28, 1995
- ----------------------------
Travis E. Staub


/s/ Dr. Andrew R. Townes                   Director                                  June 28, 1995
- ----------------------------
Dr. Andrew R. Townes


/s/ Lowery A. Woodall                      Director                                  June 28, 1995
- ----------------------------
Lowery A. Woodall

                                 EXHIBIT INDEX

EXHIBIT                                                                PAGE
- -------                                                                ----

5.              Opinion of Waller Lansden Dortch & Davis.

23(a).          Consent of KPMG Peat Marwick LLP.

23(b).          Consent of Waller Lansden Dortch & Davis(1).

24.             Power of Attorney (included on page II-7).

99(a).          1994 Stock Incentive Plan.(2)

99(b).          1995 Non-Qualified Stock Option Plan for
                Non-Employee Directors(2)





- ----------------------------

     (1) The consent of Waller Lansden Dortch & Davis is included in their opinion filed as Exhibit 5.

     (2) Incorporated by reference to Company's Proxy Statement relating to the Annual Meeting of Shareholders held April 25, 1995.